    As filed with the Securities and Exchange Commission on February 14, 2000
                                                           Registration No. 333-

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                      ------------------------------------


                     ALLIED RISER COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                      ------------------------------------


        DELAWARE                                        75-2789492
(State of incorporation)                 (I.R.S. employer identification number)

                               1700 PACIFIC AVENUE
                               DALLAS, TEXAS 75201
          (Address of principal executive offices, including zip code)

                     ALLIED RISER COMMUNICATIONS CORPORATION
                1999 AMENDED AND RESTATED STOCK OPTION AND EQUITY
                                 INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                MICHAEL R. CARPER
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           ALLIED RISER COMMUNICATIONS
                         1700 PACIFIC AVENUE, SUITE 400
                               DALLAS, TEXAS 75201
                                 (214) 210-3000
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                      ------------------------------------


                                 WITH COPIES TO:

                             PHYLLIS G. KORFF, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIME SQUARE
                            NEW YORK, NEW YORK 10036
                                 (212) 735-3000

                      ====================================


                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                   Proposed Maximum       Proposed Maximum      Amount of
            Title of Securities                   Amount to be      Offering Price       Aggregate Offering    Registration
              to be Registered                   Registered(1)       per Share(2)              Price              Fee
----------------------------------------------------------------------------------------------------------------------------

Common stock, par value $0.0001 per share          10,755,000          $24.201             $260,281,829.80     $68,714.40
============================================================================================================================

(1) The aggregate number of shares of common stock shown in the table above consists of (a) 5,000,000 shares which represent the maximum number of shares of common stock which may be granted pursuant to the Allied Riser Communications Corporation 1999 Amended and Restated Stock Option and Equity Incentive Plan (the "Plan") or which may be sold upon the exercise of options or pursuant to purchase rights which have been or hereafter may be granted under the plan, as of the date hereof; and (b) 5,755,000 shares offered for resale which have been issued to our employees under our prior benefit plans. The aggregate number of shares is subject to adjustment by reason of stock splits, stock dividends and other events affecting all common shares in accordance with the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers, in addition to the number of shares of common stock shown in the table above, an indeterminate number of shares of common stock which may be subject to grant or otherwise issuable after the operation of the provisions of the Plan governing such adjustments.

(2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act and, in part, pursuant to Rule 457(c) under the Securities Act. With respect to the 1,659,888 shares subject to outstanding options to purchase common stock under the Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h), under which the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 1,659,888 shares subject to outstanding options under the Plan is $13.83. With respect to the (i) 2,992,670 shares of common stock available for future grant under the Plan and (ii) 6,102,442 shares of common stock previously issued under the Plan and prior benefit plans (but not previously registered on Form S-8) and included in the prospectus filed herewith, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) on February 9, 2000, which average was $26.09375 The number referenced in the table above under "Proposed Maximum Offering Price Per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).



--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

         Allied Riser Communications Corporation has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act, to register shares of common stock issued or issuable pursuant to Allied Riser's 1999 Amended and Restated Stock Option and Equity Incentive Plan and issued to our employees under our prior benefit plans.

         This registration statement on Form S-8 also includes a prospectus prepared in accordance with Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate 6,673,277 shares that constitute either "control securities" and/or "restricted securities" which have been issued prior to the filing of this registration statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Allied Riser will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. Allied Riser does not need to file these documents with the Commission either as part of this registration statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.

                                   PROSPECTUS

                        6,673,277 SHARES OF COMMON STOCK
                   OF ALLIED RISER COMMUNICATIONS CORPORATION

         The shares of common stock, $0.0001 par value per share, of Allied Riser Communications Corporation offered hereby will be sold from time to time by certain stockholders of Allied Riser described under the caption "Registered Stockholders" in this prospectus. The registered stockholders are current or former employees of our company or independent contractors providing services to our company who acquired the shares of common stock as compensation for services performed for Allied Riser.

         The sales may occur in transactions in the over-the-counter market (quoted on the Nasdaq National Market) at prevailing market prices or in negotiated transactions. We will not receive proceeds from any of these sales. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by each of the registered stockholders will be borne by that registered stockholder.

         The shares of common stock are "control securities" and/or "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"), before their sale under this prospectus. This prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the registered stockholders, on a continuous or delayed basis, to the public without restriction. Each registered stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the Securities Act.

         Our common stock is traded on the Nasdaq National Market under the symbol "ARCC." On February 9, 2000, the last reported sale price of the common stock, as reported on the Nasdaq National Market, was $25 5/8 per share.

                                -----------------


         Investing in the common stock involves a high degree risk. For more information, please see "Risk Factors" beginning on page 6.

                                -----------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------------

                                February 14, 2000

                                -----------------

                                TABLE OF CONTENTS


                                                                                               PAGE

AVAILABLE INFORMATION............................................................................3
INCORPORATED DOCUMENTS...........................................................................4
THE COMPANY......................................................................................5
RISK FACTORS.....................................................................................6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...............................................13
REGISTERED STOCKHOLDERS.........................................................................14
PLAN OF DISTRIBUTION............................................................................16
LEGAL MATTERS...................................................................................16
EXPERTS.........................................................................................16

                              AVAILABLE INFORMATION

         Allied Riser is subject to the informational reporting requirements of the Securities Exchange Act of 1934 and files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511 and 7 World Trade Center, 13th Floor, New York, NY 10048, at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants, including Allied Riser, that file electronically with the Commission. The address of this website is "http://www.sec.gov." In addition, you may obtain information from the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, our common stock is quoted on the Nasdaq National Market System. Reports, proxy statements, informational statements and other information concerning Allied Riser can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

         Allied Riser intends to furnish its stockholders with annual reports containing additional financial statements and a report thereon by independent certified public accountants.

         A copy of any document incorporated by reference in this registration statement of which this prospectus forms a part but which is not delivered with this prospectus will be provided by us without charge to any person to whom this prospectus has been delivered upon the oral or written request of that person. Requests should be directed to the attention of the Corporate Secretary, Allied Riser Communications Corporation, 1700 Pacific Avenue, Dallas, Texas 75201. Our telephone number at that location is (214) 210-3000.

         You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus.

                             INCORPORATED DOCUMENTS

         The Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus.

         Allied Riser's prospectus dated October 28, 1999, filed on October 29, 1999 pursuant to Rule 424(b) of the Securities Act, Allied Riser's registration statement on Form 8-A filed with the Commission on October 25, 1999, as amended on Form 8-A/A filed with the Commission on October 27, 1999 under Section 12 of the Exchange Act, and Allied Riser's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1999, as filed with the Commission on December 13, 1999 are incorporated herein by reference. In addition, all documents subsequently filed by Allied Riser pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                                   THE COMPANY

         We are a facilities-based provider of broadband data, video and voice communications services to small-and medium-sized businesses located primarily in major metropolitan areas in the United States. We typically deliver our services over fiber-optic networks that we design, construct, own and operate inside large- and medium- sized office buildings. Today, over this infrastructure, we offer ultra high-speed Internet access, business-oriented television for display on computer desktops, enhanced conference calling services and other broadband data services.

         Our Internet access services provide a direct connection to the Internet at speeds up to 175 times faster than standard dial-up service and are always-on. Our business-oriented television is the first of many additional connectivity services and broadband-enabled applications and content that we intend to offer using our in-building broadband infrastructure.

         We use our in-building fiber-optic networks to transmit data to and from each of our customers at speeds of ten million bits of data per second. Using commercially available equipment, we can increase this transmission speed to one billion bits of data per second. We connect each of our in-building networks to a central facility in each metropolitan area, usually over fiber-optic lines we lease from other carriers. At this metropolitan hub, we aggregate and disseminate network traffic for Internet connectivity and our other broadband services.

         On October 29, 1999, we completed an initial public offering of 16,970,550 shares of common stock for which we received net proceeds of approximately $284,891,706.

         Our executive offices are located at 1700 Pacific Avenue, Dallas, Texas 75201; our telephone number is (214) 210-3000 and our facsimile number is (214) 210-3001. Our web site is www.alliedriser.com. The information contained on our web site is not incorporated by reference into this prospectus.

                                  RISK FACTORS

         This offering involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before deciding to invest in the shares of common stock.

WE HAVE EXPERIENCED INCREASING NEGATIVE EBITDA, OPERATING LOSSES AND NET LOSSES, WHICH WILL CONTINUE

         We may not achieve or sustain positive EBITDA, operating income or net income in the future. Since our formation we have generated increasing negative EBITDA, and larger operating losses and net losses each quarter. We have not achieved profitability and expect to continue to incur increasing negative EBITDA, operating losses and net losses for the foreseeable future.

         In addition, we expect to continue to incur significant development costs and, as a result, we will need to generate significant revenue to achieve profitability, which may not occur.

WE HAVE AN UNPROVEN BUSINESS MODEL WHICH COULD FAIL

         We are not aware of any company that has achieved positive EBITDA, operating income or net income by executing a business plan like ours. We will make substantial capital expenditures in deploying our networks before we know whether our business plan can be successfully executed. As a result, there is a risk that our business will fail.

WE ARE A START-UP COMPANY AND IF WE DO NOT GROW VERY RAPIDLY WE WILL NOT SUCCEED

         We began operating our first fiber-optic network in January 1998 and we must grow very rapidly to succeed. Because the communications industry is capital intensive, rapidly evolving and prone to significant economies of scale, as a relatively small organization we are at a competitive disadvantage. The growth we must achieve to reduce that disadvantage will put a significant strain on all our resources. In particular, we will require substantial additional capital to finance our operations in the future according to our current business plan. If we fail to grow rapidly or obtain additional capital our ability to compete with larger more well established companies will be substantially reduced.

OUR BUSINESS WILL BE HARMED IF OUR BILLING, CUSTOMER SERVICE AND INFORMATION SUPPORT SYSTEMS ARE NOT REPLACED OR FURTHER DEVELOPED

         Sophisticated information processing systems are vital to our growth and our ability to achieve operating efficiencies. A failure of these systems could substantially impair our ability to provide services, send invoices and monitor our operations. Systems we have identified as being presently inadequate to meet the increased demands of our anticipated growth include billing and collections, work-flow and customer priority management, financial and accounting, human resources, sales and customer support and fixed asset management.


     While we have begun implementing certain upgrades to these systems, the development and implementation of these systems rely, for the most part, on acquiring products and services offered by third-party vendors and integrating those products and services. We may be unable to implement these systems on a timely basis or at all, and these systems may not perform as expected. We may also be unable to fully maintain and upgrade our operational support systems as necessary.

         We are also dependent on the systems of our network capacity providers, and, in some cases, on the interface between our systems and those of our providers. Therefore, any systems failures experienced by our suppliers could also have similar adverse effects on our systems.

THE SECTOR IN WHICH WE OPERATE IS HIGHLY COMPETITIVE, AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY

         We face competition from many entities with significantly greater financial resources, well-established brand names and larger customer bases. The numerous companies that may seek to enter our niche may expose us to severe price competition for our services or for building access rights. We expect competition to intensify in the future. We expect significant competition from traditional and new telecommunications companies, including local, long distance, cable modem, Internet, digital subscriber line, microwave, mobile and satellite data service providers. If these potential competitors successfully focus on our niche, there may be intense price competition which could impede our ability to become profitable.

         IN-BUILDING COMPETITORS. Some competitors, such as Cypress Communications, OnSite Access, Broadband Office, Intermedia Communications, SiteLine, RCN Telecom Services, NextLink, Winstar, Teligent and Advanced Radio Telecom, are attempting to gain access to office buildings in our target markets. Some of these competitors have sought to develop exclusive relationships with building owners. To the extent these competitors are successful, we may face difficulties in building our networks and marketing our services within some of our target buildings. Our agreements to use utility shaft space within buildings are not exclusive. An owner of any of the buildings in which we have rights to install a network could also give similar rights to one of our competitors. Certain competitors already have rights to install networks in some of the buildings in which we have rights. It will take a substantial amount of time for us to build networks in all the buildings where we obtain rights to do so. Each building in which we have not built a network is particularly vulnerable to competitors. It is not clear whether it will be profitable for two or more different companies to operate broadband networks within the same building. Therefore, it is critical that we build our networks in additional buildings quickly. Once we have done so, if a competitor installs a network in the same building, it is likely that there will be substantial price competition.

         LOCAL TELEPHONE COMPANIES. Incumbent local telephone companies, including GTE and the Bell Operating Companies, have several competitive strengths which may place us at a competitive disadvantage. These competitive strengths include:

o        an established brand name and reputation;

o        significant capital to deploy fiber-optic equipment rapidly;

o ability to offer higher-speed data services through digital subscriber line technology;

o        their own inter-building connections; and

o ability to bundle digital data services with their voice services to achieve economies of scale in servicing customers.

         Competitive local telephone companies often have broadband inter-building connections, market their services to tenants of large- and medium-sized buildings and selectively build in-building facilities.

         LONG DISTANCE COMPANIES. We will face strong competition from long distance companies Many of the leading long distance carriers, including AT&T, MCI WorldCom, and Sprint, are expanding their capabilities to support high-speed, end-to-end data networking services, and could begin to build their own in-building networks. The newer national long distance carriers, such as Qwest, Level 3, Williams Communications and Broadwing, are building and managing high-speed fiber-based national data networks, partnering with Internet service providers, and may extend their networks by installing in-building fiber-optic cables.

         FIXED WIRELESS SERVICE PROVIDERS. We may lose potential customers to fixed wireless service providers. Fixed wireless service providers can provide high speed inter-building communications services using microwave or other facilities or satellite earth stations on building rooftops. Some of these providers have targeted small- and medium-sized-business customers and have a business strategy that is similar to ours. These providers include Winstar, Teligent, Advanced Radio Telecom, Sprint and MCI WorldCom.

         INTERNET, DIGITAL SUBSCRIBER LINE, AND CABLE MODEM SERVICE PROVIDERS. The services provided by Internet service providers and cable modem service providers can be used by our potential customers instead of our services. Internet service providers, such as GTE Internetworking, UUNET, a subsidiary of MCI WorldCom, Sprint, Concentric Networks, MindSpring, Prodigy, EarthLink, Verio and PSINet, provide Internet access to residential and business customers, generally using the existing communications infrastructure. Digital subscriber line companies and/or their Internet service provider customers, such as Covad, Rhythms NetConnections, NorthPoint and Network Access Solutions, typically provide broadband Internet access. Cable modem service providers, such as Excite@Home and its @Work subsidiary, Road Runner, RCN Telecom Services and High Speed Access, also provide broadband Internet access. On-line service providers, such as America Online, Compuserve, Microsoft Network, and WebTV, provide Internet connectivity, ease-of-use and a stable environment for modem connections.

WE MUST OBTAIN ADDITIONAL AGREEMENTS WITH BUILDING OWNERS OR OUR GROWTH WILL BE CONSTRAINED

         Our business depends upon our ability to install in-building networks. The failure of building owners to grant or renew access rights on acceptable terms could substantially reduce our potential customer base. Current federal laws and regulations, and laws and regulations in a large majority of states, do not require building owners to make space available to us, or to do so on terms that are reasonable or nondiscriminatory. Building owners may decide not to permit us to install our networks in their buildings. In addition, building owners may elect not to renew our access agreements, which typically have terms of ten years. Non-renewal of these agreements would cause losses resulting from the removal or sale of our infrastructure in these buildings and would reduce our revenues.

WE MUST INSTALL NETWORKS IN ADDITIONAL BUILDINGS BEFORE OUR COMPETITORS DO OR WE MAY FACE A COMPETITIVE DISADVANTAGE

         Our success will depend upon our ability to quickly install our in-building networks in many more buildings. This is crucial in order to establish a first-mover advantage. We may not be able to accomplish this. Each building in which we have not built a network is particularly vulnerable to competitors. Future expansions and adaptations of our network infrastructure may be necessary to respond to growth in the number of customers served, increased capacity demands and changes to our services. The expansion and adaptation of our in-building networks will require substantial financial, operational and managerial resources.

Our failure to rapidly deploy, expand and adapt our networks to changing conditions could make it difficult to increase and retain our customer base, which would reduce our revenues and impede our growth.

THERE MIGHT NOT BE SUFFICIENT DEMAND FOR OUR SERVICES

         Demand for broadband services has grown rapidly, and this market is characterized by rapidly changing technology, evolving industry standards and frequent new service introductions.

         If the commercial market for Internet access and other broadband services develops more slowly than expected or if the Internet services that we offer are not broadly accepted, our revenues will not grow as quickly as necessary to achieve or sustain profitability.

         Demand and market acceptance for recently introduced services in this industry are subject to a high level of uncertainty.

         In addition, critical issues concerning the commercial use of services requiring broadband capabilities remain unresolved and may impact the growth of these services. Historically, some businesses have been reluctant to purchase broadband services, such as high-speed Internet access, for a number of reasons, including:

o        resistance to the use of the Internet in business applications;

o        inconsistent quality of service;

o        lack of available cost-effective, high-speed options;

o        the need to deal with multiple and frequently incompatible vendors;

o        inadequate security for stored or transmitted data;

o        lack of networking tools to simplify Internet access and use; and

o        lack of high-speed application requirements.

         Capacity constraints caused by heavy use of the Internet may impede further development to the extent that users experience delays, transmission errors and other difficulties. Further, enterprises that have already invested substantial resources in other methods may be particularly reluctant or slow to adopt a new strategy.

ALTERNATIVE TECHNOLOGIES POSE COMPETITIVE THREATS

         In addition to fiber-optic technology, there are other technologies that provide more capacity and speed than traditional copper wire transmission technology and can be used instead of our services. Furthermore, these technologies may be improved and other new technologies may develop that provide more capacity and speed than the fiber-optic technology we employ. Existing alternative technologies include:

o DIGITAL SUBSCRIBER LINE TECHNOLOGY. Digital subscriber line technology was developed to produce higher data transfer rates over the existing copper-based telephone network. The data transfer rates for digital subscriber lines are reported to range between 144 thousand bits of data per second and six million bits of data per second. Digital subscriber line technology has been substantially improved in recent years.

o CABLE MODEMS. Cable modems can allow users to send and receive data using cable television distribution systems. According to industry sources, cable modem users typically experience download speeds of 1.5 million bits of data per second.

o WIRELESS TECHNOLOGIES. Wireless technologies, such as satellite and microwave communications systems, can provide high-speed data communications. Satellite systems, such as DirecPC, can offer high download speeds that are advertised at 400 thousand bits of data per second.

o INTEGRATED SERVICES DIGITAL NETWORKS. Integrated services digital networks have been offered by the incumbent local telephone companies over the existing copper-based telephone network for some time. These services offer data transfer speeds of 128 thousand bits of data per second.

         The development of new technologies or the significant penetration of alternative technologies into our target market may reduce the demand for our services and consequently could have a material adverse effect on our revenues and net income (loss).

WE MUST PURCHASE CAPACITY FROM THIRD PARTIES WHO MAY BE UNABLE OR UNWILLING TO MEET OUR REQUIREMENTS

         We construct in-building networks and generally rely on other communications carriers to provide transmission capacity outside the buildings. Our failure to obtain adequate connections from other carriers on a timely basis could delay or impede our ability to provide services and generate revenue.

         We have experienced, and expect to continue to experience, delays in obtaining transmission capacity. In addition, in some of our target markets there is only one established carrier available to provide the necessary connection. This increases our cost and makes it extremely difficult, if not impossible, to obtain redundant connections. Sufficient capacity or redundant capacity may not be readily available from third parties at commercially reasonable rates, if at all. Our failure to obtain sufficient redundant connectivity could result in an inability to provide service in certain buildings and service interruptions, which could in time lead to loss of customers and damage to our reputation.

         As of September 30,1999, we have committed to pay for approximately $1,888,000 of services from other carriers and we expect to sign additional similar contracts. We will have to pay those carriers even if we do not use their services.

WE MUST MAKE SIGNIFICANT CAPITAL EXPENDITURES BEFORE GENERATING REVENUE, WHICH MAY PROVE INSUFFICIENT TO JUSTIFY THOSE EXPENDITURES

         When we install an in-building network, we incur significant initial expenditures. If we fail to attract enough customers within each office building, our capital expenditures in that building will be wasted. These expenditures vary depending on the size of the building and whether we encounter any construction-related difficulties. In addition, we typically install an in-building network before we have any customers in that building. Since we generally do not solicit customers within a building until our network is in place, and since our costs can vary, we may not be able to recoup our expenditures within any building.

OUR NETWORKS MAY BE VULNERABLE TO UNAUTHORIZED ACCESS WHICH COULD INTERFERE WITH THE PROVISION OF OUR SERVICES

         Our networks may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Remediating the effects of computer viruses and alleviating other security problems may require interruptions, incurrence of costs and delays or cessation of service to our customers. Other companies have experienced interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. Unauthorized access could jeopardize the security of confidential information stored in our computer systems or those of our customers. Although we intend to continue to implement industry-standard and other security measures, such measures at other companies have been circumvented in the past and may be circumvented on our systems in the future. These risks could have a material adverse effect on our ability to provide services.

WE MUST ATTRACT AND RETAIN KEY PERSONNEL IN A TIGHT LABOR MARKET OR WE WILL BE UNABLE TO MANAGE OUR GROWTH

         There currently is intense competition for personnel with the qualifications we require. The loss of the services of key personnel or the failure to attract additional personnel as required could have a material adverse effect on our ability to grow and on the price of our common stock. We are highly dependent upon the efforts of our existing senior management team. Although we have entered into employment agreements with members of our senior management team, these agreements do not obligate the employees to remain with us for any length of time. We believe that our future success will depend in large part on our ability to attract and retain qualified technical and sales personnel.

LEGISLATION AND GOVERNMENT REGULATION COULD ADVERSELY AFFECT US

         Changes in the regulatory environment could affect our operating results by increasing competition, decreasing revenue, increasing costs or impairing our ability to offer services. The provision of basic telecommunications services is subject to significant regulation at the federal and state level. The Federal Communications Commission, or FCC, regulates telecommunications carriers providing interstate and international common carrier services. State public utilities commissions exercise jurisdiction over intrastate basic telecommunications services but do not regulate most enhanced services, which involve more than the pure transmission of customer provided information. Many of our competitors and vendors, especially incumbent local telephone companies, are subject to federal and state regulations. These regulations change from time to time in ways that are difficult for us to predict. Although we believe the services we provide today are not subject to substantial regulation by the FCC or the state public utilities commissions, changes in regulation or new legislation may increase the regulation of our current services. In addition, a regulatory body may seek to apply telecommunications regulations to our enhanced services.

         IF WE DECIDE TO PROVIDE VOICE AND OTHER BASIC TELECOMMUNICATIONS SERVICES WE MAY BE UNABLE TO SUCCESSFULLY RESPOND TO REGULATORY CHANGES. We will become subject to regulation by the FCC and state agencies in the event we decide to offer non-enhanced voice and other basic telecommunications services. Complying with these regulatory requirements may be costly. Through subsidiaries, we are in the process of applying for, and in some states have received, authority from state regulatory commissions and the FCC to provide basic telecommunications services, such as voice telephony service. These subsidiaries will be subject to direct federal and state regulation upon approval of their respective applications. The regulations that apply to basic telecommunications services change from time to time and such changes may have adverse effects on our business.

         REGULATION OF ACCESS TO OFFICE BUILDINGS COULD NEGATIVELY AFFECT OUR BUSINESS. There have been proposals to require that commercial office buildings and the providers of networks in them give access to competitive providers of telecommunications services. If these proposals are adopted and regulatory or legal requirements change access rights to our target buildings or our networks, these requirements will facilitate our competitors' entry into buildings where we have access rights, which in turn will diminish the value of our access rights and adversely affect our competitive position. Recently, the FCC initiated a regulatory proceeding relating to access to utility shaft and other space, facilities and equipment in multiple tenant buildings, and bills were introduced in Congress regarding the same topic. Some of the issues being considered in these developments include requiring building owners to provide utility shaft access to telecommunications carriers, and requiring some telecommunications providers to provide access to other telecommunications providers. We do not know whether, when or in what form these proposals will be adopted.

         AS AN INTERNET ACCESS PROVIDER, WE MAY INCUR LIABILITY FOR INFORMATION DISSEMINATED THROUGH OUR NETWORK. The law relating to the liability of Internet access providers and on-line services companies for information carried on or disseminated through their networks is unsettled. Although we have not been sued for information carried on our network, it is possible that we could be. Federal and state statutes have been directed at imposing liability on Internet service providers for aspects of content carried on their networks. There may be new legislation and court decisions that may affect our services and expose us to potential liability.

         As the law in this area develops, the potential imposition of liability upon us for information carried on and disseminated through our network could require us to implement measures to reduce our exposure to such liability, which may require the expenditure of substantial resources or the discontinuation of certain products or service offerings. Any costs that are incurred as a result of such measures or the imposition of liability could have a material adverse effect on our operating expenses and our liquidity.

MEMBERS OF OUR BOARD SERVE ON THE BOARDS OF OUR POTENTIAL COMPETITORS, WHICH MAY CREATE CONFLICTS OF INTEREST

         Members of our board of directors also serve as officers or directors of other telecommunications or Internet services companies. To the extent that any of these companies presently offer, or at some future point begin to offer, services having characteristics similar to those offered by us, there may be conflicts of interest between the fiduciary duties owed by these individuals to us and the duties owed to these other companies. We have not adopted specific policy guidelines to address these potential conflicts of interest and if these conflicts of interest arise, they may be resolved on terms that are not in the best interests of all of our stockholders.

ANTI-TAKEOVER PROVISIONS COULD PREVENT OR DELAY A CHANGE OF CONTROL

         Provisions of our amended and restated certificate of incorporation and amended and restated by-laws and Delaware law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. These provisions include:

o the ability of our board of directors to issue preferred stock without any further approval being required from our stockholders;

o the "staggered" nature of our board of directors which results in directors being elected for terms of three years; and

o the requirement that stockholders provide us with advance notice of proposed actions.

         These provisions may have the effect of delaying, deferring or preventing a change in our control, impeding a merger, consolidation, takeover or other business combination, which in turn could preclude our stockholders from recognizing a premium over the prevailing market price of the common stock.

IMPAIRMENT OF OUR INTELLECTUAL PROPERTY RIGHTS COULD HARM OUR BUSINESS

         While we are seeking federal registration of ARC and certain other trademarks, we have not been awarded any trademark registrations, and are relying upon our common law rights. It is possible that other entities may challenge our registration and use of these trademarks based on a claim of superior rights, dilution or otherwise. Such challenges, if successful, could preclude us from registering and even using our trademarks, in which case the expense of developing new trademarks and resulting loss of product identification and goodwill could have a material adverse effect on our net income (loss) and our brand awareness.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, intentions and assumptions and other statements that are not historical facts. When used in this prospectus, the words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                            REGISTERED STOCKHOLDERS

         The 6,673,277 shares of common stock of Allied Riser to which this prospectus relates are being registered for reoffers and resales by our present and former employees, officers and directors, who acquired the shares of common stock pursuant to our "employee benefit plans" as that term is defined in Rule 405 of Regulation C under the Securities Act. The registered stockholders may resell all, a portion or none of such shares of common stock from time to time. In addition, this prospectus covers and may be used by unnamed non-affiliate registered stockholders who hold shares of common stock issued under the "employee benefit plans." The shares being registered include 2,872,834 shares owned by certain of our directors and officers listed below.

                                                                                                         No. of Shares
                                                           No. of Shares          No. of Shares           Not Included
     Name                           Title                    Owned(1)             Registered(1)           in Offering
     ----                        -------------             -------------          -------------          -------------
Michael R. Carper           Senior vice presi-                266,667                266,667                   --*
                            dent and general
                            counsel

David H. Crawford           Chief executive                   823,737                823,737                   --*
                            officer and director

John M. Todd                Chief operating                   605,501                600,001                5,500*
                            officer, president
                            and director

John H. Davis               Chief technology                  334,334                333,334                1,000*
                            officer and director

Todd C. Doshier             Senior vice presi-                683,761                683,761                   --*
                            dent and chief
                            financial officer

Stephen W. Schovee          Director                            6,250                  6,250                   --*

William J. Elsner           Director                            6,250                  6,250                   --*

Rod F. Dammeyer             Director                            6,250                  6,250                   --*

William T. White            Director                            6,250                  6,250                   --*

R. David Spreng             Director                           16,250                  6,250               10,000*

Blair P. Whitaker           Director                            6,250                  6,250                   --*

Jeffrey Weitzen             Director                           70,667                 66,667                4,000*

Mary A. Wilderotter         Director                           67,667                 66,667                1,000*


*        Represents ownership of less than one percent.

(1) Includes shares of our common stock issued or issuable to the Registered Stockholders under the Allied Riser 1999 Amended and Restated Stock Option and Equity Incentive Plan and issued under our prior benefit plans, whether or not exercisable as of, or within sixty days of, the date of this Prospectus.

                              PLAN OF DISTRIBUTION

         Each registered stockholder may sell his or her shares of common stock for value from time to time under this prospectus in one or more transactions on Nasdaq, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The registered stockholders may effect such transactions by selling the shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the registered stockholders and/or the purchasers of the shares of common stock for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

         Each registered stockholder and any broker-dealer that participates in the distribution of the shares of common stock may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All registered and other expenses incurred by the registered stockholders will be borne by the registered stockholders. We will pay all other expenses in connection with this offering and will not receive any proceeds from sales of any shares of common stock by the registered stockholders.

         In addition to any shares of common stock sold hereunder, the registered stockholders may sell shares of common stock in compliance with all of the requirements of Rule 144. Notwithstanding the foregoing, the amount of securities to be reoffered or resold by means of this prospectus, by each person, may not exceed, during any three-month period, the amount specified in Rule 144(e). There is no assurance that the registered stockholders will sell all or any portion of the shares of common stock offered hereby.


                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for Allied Riser by Skadden, Arps, Slate, Meagher & Flom LLP.


                                     EXPERTS

                  The consolidated financial statements of Allied Riser Communications Corporation as of December 31, 1997 and 1998 and for the period from inception (December 19, 1996) through December 31, 1997 and for the year ended December 31, 1998 incorporated by reference into this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving such reports.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Allied Riser Communications Corporation, a Delaware corporation ("Allied Riser"), pursuant to the Exchange Act, are incorporated by reference in this registration statement:

         (1) Allied Riser's registration statement (Registration No. 333-85597) on Form S-1 filed with the Commission on August 19, 1999, as amended and Allied Riser's U.S. prospectus filed with the Commission under Rule 424(b) under the Securities Act, filed with the Commission on October 29, 1999.

         (2) The description of Allied Riser's outstanding common stock contained in Allied Riser's registration statement on Form 8-A filed with the Commission on October 25, 1999, as amended on Form 8-A/A filed with the Commission on October 27, 1999, under Section 12 of the Exchange Act.

         (3) Allied Riser's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1999, as filed with the Commission on December 13, 1999.

         All documents subsequently filed by Allied Riser pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of Delaware Law authorizes a court to award or a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under some circumstances for liabilities arising under the Securities Act and to provide for the reimbursement of expenses incurred.

         As permitted by the Delaware Law, Article VIII of our Amended and Restated Bylaws provides that (1) we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware Law, subject to very limited exceptions; (2) we are permitted to indemnify our other employees to the extent that we indemnify our officers and directors, unless otherwise required by law, our Amended and Restated Certificate, our Amended and Restated Bylaws or agreements; (3) we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware Law, subject to very limited exceptions; and
(4) the rights conferred in the Amended and Restated Bylaws are not exclusive. As permitted by the Delaware Law, our Amended and Restated Certificate includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders; (2) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware Law (regarding payments of dividends; stock purchases or redemptions which are unlawful) or (4) for any transaction from which the director derived an improper personal benefit. This provision in the Amended and Restated Certificate does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         Under Article VIII of our Amended and Restated Bylaws, we are authorized to, and have purchased, insurance covering our directors and officers against liability asserted against them in their capacity as officers or directors. In addition, we have entered into indemnification agreements with our directors, pursuant to which, under certain circumstances, we are required to indemnify and advance expenses to such director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The securities that are to be reoffered or resold pursuant to this registration statement were issued to employees of Allied Riser pursuant to employee benefit plans maintained by Allied Riser in transactions that were exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereto and/or Rule 701 thereunder.

ITEM 8.  EXHIBITS.

         A list of exhibits is set forth on the Exhibit Index which immediately precedes the exhibits and which is incorporated by reference herein.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                      (3) To include any material information with respect to the plan of distribu tion not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Allied Riser pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement has been signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on this 14th day of February, 2000.

                                   ALLIED RISER COMMUNICATIONS
                                   CORPORATION
                                   (Registrant)


                                   By: /s/ DAVID H. CRAWFORD
                                      -----------------------------------------
                                      David H. Crawford
                                      Chief executive officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Crawford and Todd C. Doshier, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 14th day of February, 2000.


         NAME                                    TITLE                        DATE
         ----                                    -----                        ----

 /s/ DAVID H. CRAWFORD             Chief executive officer               February 14, 2000
------------------------------       and director
     David H. Crawford               (Principal executive officer)


/s/ TODD C. DOSHIER                Chief financial officer and           February 14, 2000
------------------------------       Senior vice president
    Todd C. Doshier                  (Principal financial officer and
                                     accounting officer)



/s/ JOHN M. TODD                   Chief operating officer, president    February 14, 2000
------------------------------       and director
    John M. Todd



/s/ JOHN H. DAVIS                       Chief technology officer and       February 14, 2000
------------------------------            director
John H. Davis


 /s/ STEPHEN S. SCHOVEE                 Director and chairman of the       February 14, 2000
------------------------------            board
Stephen S. Schovee


/s/ ROD F. DAMMEYER                     Director                           February 14, 2000
------------------------------
Rod F. Dammeyer


/s/ WILLIAM J. ELSNER                   Director                           February 14, 2000
------------------------------
William J. Elsner


/s/ R. DAVID SPRENG                     Director                           February 14, 2000
------------------------------
R. David Spreng


/s/ JEFFREY WEITZEN                     Director                           February 14, 2000
------------------------------
Jeffrey Weitzen


/s/ BLAIR P. WHITAKER                   Director                           February 14, 2000
------------------------------
Blair P. Whitaker


/s/ MARY A. WILDEROTTER                 Director                           February 14, 2000
------------------------------
Mary A. Wilderotter


/s/ WILLIAM T. WHITE                    Director                           February 14, 2000
------------------------------
William T. White


                                  EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

4.1            Form of certificate representing shares of common stock
               (incorporated by reference to the Company's Registration
               Statement on Form S-1 (Registration No. 333-85597)).

5.1            Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1 Subscription Agreement, dated as of November 13, 1998, by and among Allied Riser and the investors listed on the signature pages thereof. (incorporated by reference to the Company's
               Registration Statement on Form S-1 (Registration No. 333-85597))

10.2           Amendment No. 1 to Subscription Agreement, dated as of November,
               1998 (incorporated by reference to the Company's Registration
               Statement on Form S-1 (Registration No. 333-85597))

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
               Exhibit 5.1).

24.1           Power of Attorney (included on the signature page hereto).

99.1           Allied Riser Communications Corporation 1999 Amended and Restated
               Stock Option and Equity Incentive Plan (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration
               No. 333-85597)).